 PROVINCE OF ALBERTA                )
                                    )
                                    )
                                    )
                                    )
                             TO WIT:)

I, ALYSON F. GOLDMAN, of the City of Calgary, in the Province of Alberta, a notary public in and for the Province of Alberta by royal authority duly appointed, do certify that the paper writings hereto annexed are true photostatic copies of documents produced and shown to me and purporting to be the CERTIFICATE and ARTICLES OF AMALGAMATION and REGISTRATION STATEMENT of NATIONAL FUEL EXPLORATION CORP. evidencing the amalgamation of NATIONAL FUEL EXPLORATION CORP. and TRI LINK RESOURCES LTD., dated June 16, 2000; issued under the Business Corporations Act (Alberta), the said copies having been compared by me with the said original documents, an act whereof being requested I have granted the same under my notarial form and seal of office to serve and avail as occasion shall or may require.

        IN TESTIMONY WHEREOF I have hereunto set my hand and affixed my notarial seal at the City of Calgary, this 27th day of July, 2000.

                                                                 /s/ ALYSON F. GOLDMAN
                                                                 A Notary Public in and for the Province
                                                                 of Alberta

                                                                 ALYSON F. GOLDMAN
                                                                 Barrister & Solicitor

CORPORATE ACCESS NUMBER:   208852533

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

NATIONAL FUEL EXPLORATION CORP.
IS THE RESULT OF AN AMALGAMATION FILED ON 2000/06/16.

REGISTRAR OF
CORPORATIONS

Articles of Amalgamation
For
NATIONAL FUEL EXPLORATION CORP.

Classes of Shares:                          THE CORPORATION IS AUTHORIZED TO ISSUE AN
                                            UNLMTED NUMBER OF COMMON SHARES
Restrictions on Share                       NO SHARES OF THE CORPORATION SHALL BE
Transfers:                                  TRANSFERRED WITHOUT THE PRIOR WRITTEN
                                            APPROVAL OF THE BOARD OF DIRECTORS

Number of Directors:
Minimum Number of
Directors:                                  1
Maximum Number of
Directors :                                 10
Restrictions on Business To:                NONE
Restrictions on Business
From:                                       NONE
Other Rules or Provisions:                  SEE SCHEDULE A

                                   Registration Authorized By: ALYSON F. GOLDMAN
                                                               SOLICITOR

SCHEDULE A

7.   Other rules or provisions, if any:

(a)	The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(b)	Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

(c)	The directors may appoint from time to time one or more directors within the limits provided in the Business Corporations Act (Alberta).

(d)	Meetings of the shareholders may be held at any place within Canada or the United States.

(e)	The Corporation shall have a lien on the shares registered in the name of the shareholder or his legal representative for a debt of that shareholder to the Corporation.

Service Request Number:           2106629
Alberta Corporation Type:         Named Alberta Corporation
Legal Entity Name:                NATIONAL FUEL EXPLORATION CORP.
French Equivalent Name:
Nuans Report Number:
Nuans Report Date:
French Name Nuans Report
Number:
French Name Nuans Report Date:
REGISTERED ADDRESS
Street:                           1900,333 - 7 AVENUE SW
Legal Description:
City:                             CALGARY
Province:                         ALBERTA
Postal Code:                      T2P 2Zl
RECORDS ADDRESS
Street:
Legal Description:
City:
Province:
Postal Code:
ADDRESS FOR SERVICE BY
MAIL
Post Office Box:

City:
Province:
Postal Code:
Internet Mail ID:

Classes Of Shares and any
Maximum Number(within each        THE CORPORATION IS AUTHORIZED TO
CLASS):                           ISSUE AN UNLIMITED NUMBER OF COMMON
                                  SHARES

                                  NO SHARES OF THE CORPORATION SHALL
                                  BE TRANSFERRED WITHOUT THE PRIOR
Restrictions On Share Transfers:  WRITTEN APPROVAL OF THE BOARD
                                  OF DIRECTORS
Minimum Number Of Directors:      1
Maximum Number Of Directors:      10
Restrictions On Business To:      NONE
Restrictions On Business From:    NONE
Other Provisions:                 SEE SCHEDULE A
Professional Endorsement
Provided:

Directors Issue Shares In Series:
Future Dating Required:
Registration Date:                2000/06/16

Directors

Last Name:                        ACKERMAN
First Name:                       PHILIP
Middle Name:                      C.
Street / Box Number:              20 SOUTH NEADOW DRIVE
City:                             ORCHARD PARK
Province:                         NEW YORK
Postal Code:                      14127
Country:
Appointment Date:                 2000/06/16
Resident Canadian:
Named on Stat Dec:
Status:                           Active

Last Name:                        BURNS
First Name:                       GARY
Middle Name:                      W.
Street / Box Number:              BOX 719
City:                             BRAGG CREEK
Province:                         ALBERTA
Postal Code:                      TOL OKO
Country:
Appointment Date:                 2000/06/16
Resident Canadian:                Y
Named on Stat Dec:                Y
Status:                           Active

Last Name:                        GORUK
First Name:                       DENNIS
Middle Name:                      R.
Street / Box Number:              19 COACH GATE WAY SW
City:                             CALGARY
Province:                         ALBERTA
Postal Code:                      T3H 1L7
Country:
Appointment Date:                 2000/06/16
Resident Canadian:                Y
Named on Stat Dec:
Status:                           Active

Last Name:                        KENNEDY
First Name:                       BERNARD
Middle Name:                      J.
Street / Box Number:              33 RUSKIN ROAD
City:                             BUFFALO
Province:                         NEW YORK
Postal Code:                      14226
Country:
Appointment Date:                 2000/06/16
Resident Canadian:
Named on Stat Dec:
Status:                           Active

Amalgamating Corporation - Registered in Alberta

Corporate Access Number         Legal Entity Name

204196406                       TRI LINK RESOURCES LTD.
208777888                       NATIONAL FUEL EXPLORATION CORP.

Court Orders

Order Type Order Date Order Number Judicial District Termination Date

Attachments
Attachment Type                Microfilm Bar Code     Date Recorder
Other Rules or Provisions      Electronic             2000/06/16
Statutory Declaration          10000395000021664      2000/06/16

Registration Authorized By:    ALYSON F. GOLDMAN
                               SOLICITOR

Other Provisions.txt

SCHEDULE A

7.   Other rules or provisions, if any:

(a)	The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint- registered owners of one or more shares being counted as one shareholder.

(b)	Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

(c)	The directors may appoint from time to time one or more directors within the limits provided in the Business Corporations Act (Alberta).

(d)	Meetings of the shareholders may be held at any place within Canada or the United States.

(e)	The Corporation shall have a lien on the shares registered in the name of the shareholder or his legal representative for a debt of that shareholder to the Corporation.

CANADA                   )IN THE MATTER OF THE AMALGAMATION
                         )PURSUANT TO
PROVINCE OF ALBERTA      )SECTION 178(2) OF THE BUSINESS
                         )CORPORITIONS ACT (ALBERTA) OF
TO WIT:                  )NATIONAL FUEL EXPLORATION CORP.
                         )AND TRI LINK RESOURCES LTD.

STATUTORY DECLARATION

        I, GARY W. BURNS, of Bragg Creek, Alberta, DO SOLEMNLY DECLARE THAT:

1.	I am a proposed director NATIONAL FUEL EXPLORATION CORP. (the "Amalgamated Corporation"), a corporation proposed to be formed by the amalgamation of National Fuel Exploration Corp. and Tri Link Resources Ltd.

2.	I have conducted such examination of the books and records of both amalgamating corporations as are necessary to enable me to make the statements herein set forth.

3.	There are reasonable grounds for believing that:

           a.   the Amalgamated Corporation will be able to pay its liabilities as they become due; and>

           b.   the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4.	There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

         AND I MAKE this solemn declaration conscientiously believing it to be true and knowing that it is of the same force and effect as if made under oath.

Calgary, in the Province of Alberta, this    )
16th day of June, 2000.                      )
                                             )
/s/ ANDREA L. WHYTE                          )   /s/ GARY W. BURNS
Notary Public in and for                         GARY W. BURNS
the Province of Alberta

ANDREA L. WHYTE
Student-at-Law